Exhibit 1.2 Draft Form of Underwriting Agreement between Annapolis National Bancorp, Inc. and Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc.


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                        ANNAPOLIS NATIONAL BANCORP, INC.

                                 833,334 Shares

                                  COMMON STOCK
                                ($.01 Par Value)

                       Subscription Price $6.00 Per Share

                                AGENCY AGREEMENT
                                ----------------

                                ________ __, 1997

Charles Webb & Company
A Division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         Annapolis National Bancorp, Inc., a Maryland corporation (the "Company") and Annapolis National Bank, a federally chartered commercial bank (the "Bank"), hereby confirm their agreement with Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc. ("Webb" or the "Agent" or "you") as follows:

         SECTION 1. THE OFFERING. The Company is offering up to 833,334 shares of its common stock, par value $.01 per share (the "Shares" or "Common Stock"), in an offering (the "Offering") to the general public. Prior to the Offering, there are 1,478,972 shares of Common Stock outstanding and there was no active public market in the Common Stock. The shares of Common Stock are to be offered at the price per share (the "Purchase Price") set forth on the cover page of the Prospectus (as hereinafter defined). The Purchase Price may be changed by the Company after consultation with and the consent of the Agent, subject to such declaration of effectiveness of an amendment to the Prospectus by the Securities and Exchange Commission (the "Commission") as may be required. The Offering will commence on ________ __, 1997 and subscriptions will be accepted until 4:00 p.m., Annapolis, Maryland time on _______ __, 1997, subject to the Company's right to extend the subscription period for a period of up to ____ months or terminate the Offering prior to _____ __, 1997 upon the sale of at least 333,334 shares (the "Expiration Date"). All purchases in the Offering will be subject to certain minimum and maximum purchase limitations and other terms and conditions, including the right of the Company, in its sole discretion, to reject orders in whole or in part. Notwithstanding the foregoing, Webb shall have the right, in its sole discretion, to permit investors to submit irrevocable orders together with legally binding commitments for payment for Shares for which they subscribe at any time prior to the Closing Date (as defined hereinafter). Persons may subscribe for the Shares offered by completing, signing and delivering or mailing a subscription



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order form, substantially in the form attached as an exhibit to the Registration
Statement (as defined hereinafter) together with payment in full for the number of Shares for which such person is subscribing by cashier's check, draft or wire transfer, payable in next day funds to Webb. All subscription funds will be deposited into a separate, interest-bearing account (the "Escrow Account") with First National Bank of Maryland (the "Escrow Agent") until the Closing Date or termination of the Offering. In accordance with Rule 15(c) of the Securities Exchange Act of 1934, as amended, any funds received by the Agent as payment for the Shares will be forwarded to the Escrow Agent by noon of the day following receipt. The Company, the Agent and the Escrow Agent will, prior to the beginning of the offering of the Shares, enter into a subscription escrow agreement in a form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the subscription escrow agreement.

         Concurrently with or as soon as practicable after the execution of the Agreement, the Company will deliver to Webb copies of the Prospectus of the Company, dated _______ __, 1997, to be used in the Offering. Concurrently with or as soon as practicable after the execution of the Agreement, but in any event prior to the commencement of the Offering, the Company will cause to be delivered to Webb a Blue Sky survey setting forth the jurisdictions in which the Shares may be offered and sold and the number of Shares that may be offered and sold in each such jurisdiction.

         The Company agrees and acknowledges that the Agent may utilize its broker network in the Offering to distribute Common Stock, on a "best efforts" basis, and, if deemed appropriate by the Agent, other broker/dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") pursuant to the terms and conditions of a Selected Dealers' Agreement between the Agent and such broker/dealers, the form of which is attached hereto as Exhibit B. The Agent hereby agrees that prior to utilizing its other broker/dealers ("Approved Brokers"), the Agent will consult with the Company regarding its determination and will not take any action in this regard which is not approved in writing by the Company.

         The Company has filed with the Commission a registration statement on Form SB-2 (File No. 333-_____) containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. Such Registration Statement, including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments, is herein called the "Registration Statement." The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 430A or Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 430A or Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

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         SECTION 2. RETENTION OF WEBB; COMPENSATION; SALE AND DELIVERY OF THE
SHARES. Subject to the terms and conditions herein set forth, the Company and Bank hereby appoint Webb as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Webb accepts such appointment and agrees to consult with and advise the Company as to the matters set forth herein and in the letter agreement ("Letter Agreement"), dated May 2, 1997 between the Company and Webb (a copy of which is attached hereto as Exhibit A). The Agent agrees to use its best efforts, as agent for the Company, to sell the shares subject to the terms and conditions set forth in this Agreement. It is acknowledged by the Company and the Bank that Webb shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

         The obligations of Webb pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Offering, but in no event later than _______ __, 1997 (the "End Date"). All fees or expenses due to Webb but unpaid will be payable to Webb in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and Webb may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of 333,334 Shares within the period herein provided, this Agreement shall terminate and the Company shall cause to be refunded to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6 and 8 hereof. In the event of over-subscription in the Offering, the shares will be allocated by the Agent in accordance with the terms of the Prospectus.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of Webb, Webb shall be paid the fees due to the date of such termination pursuant to subparagraph (a) below.

         If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of at least 333,334 Shares, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Company, provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Webb and its counsel. The release of Shares against payment therefor shall be made at ____a.m., Annapolis, Maryland Time, on a date and at a place acceptable to the Company and Webb (it being understood that such date shall not be more than ten business days after the

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expiration of the Offering) or such other time or place as shall be agreed upon by the Company and Webb. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         Webb shall receive on the Closing Date (unless stated otherwise) the following compensation for its services hereunder:

         (a) A management fee of $25,000 payable in four consecutive monthly installments of $6,250 commencing with the signing of the engagement letter. Should the Offering be terminated for any reason not attributable to the action or inaction of Webb, Webb shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

         (b) A marketing fee of 5.0% of the aggregate Purchase Price of Common Stock sold in the Offering, excluding shares purchased by the Company's or the Bank's officers, directors or employees (or members of their immediate families).

         (c) During the initial offering period, stock may be offered through local brokers/dealers selected and agreed upon by the Bank and Webb. The Bank, in consultation with Webb, shall determine the number of shares which any such broker/dealer shall be allotted. Webb will be paid a fee not to exceed 5.0% of the aggregate Purchase Price of the shares of common stock sold by local broker/dealers. Webb will pass onto such selected local broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of local broker/dealers other than Webb shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph (c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph (b).

         (d) If any shares of the Company's stock remain available after the initial offering period, Webb, at the request of the Bank, will seek to form a syndicate of registered broker-dealers to assist in the sale of such common stock on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. Webb will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of the Bank. Webb will be paid a fee not to exceed 5.0% of the aggregate Purchase Price of the shares of common stock sold. Webb will pass onto selected broker-dealers, who assist in the syndicated community, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected

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                  with the assistance of a broker/dealer other than Webb shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph
                  (d), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph (b).

         Full payment of Webb's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Company to terminate or abandon the Offering.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company and the Bank jointly and severally represent and warrant to Webb on the date hereof as follows:

                  (a) The Registration Statement was declared effective by the Commission on ___________, 1997. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, and at all times subsequent thereto up to and including the Closing Date, the Registration Statement conformed and will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in any document, advertisement, oral statement or communication (the "Sales Information") authorized by the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(a) shall not apply to statements in or omissions from any preliminary Prospectus, the Prospectus or the Registration Statement made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb or its counsel expressly regarding Webb for use in the Prospectus under the caption "The Offering--Selling Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding Webb.

                  (b) At the Closing Date, the Company and the Bank will have conducted the Offering in accordance with all applicable statutes, laws, regulations, decisions and orders, provided, however, no representation or warranty is provided with respect to actions taken by Webb regarding the sale of the Common Stock; except with respect to the filing of certain post-sale reports and documents in compliance with the 1933 Act Regulations or any letter of approval, the Company and the Bank will have satisfied and complied with, or obtained appropriate waivers with respect to, all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company and the Bank by the Commission or any other regulatory authority; and no order has been issued by the Commission preventing or suspending the use of the Prospectus and no action by or before

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         the Commission to revoke the order of effectiveness related to the
         Offering is pending or, to the best knowledge of the Company, threatened and no person has sought or threatened any action to prevent the Offering. Other than as permitted by the 1933 Act and the 1933 Act Regulations, neither the Company nor the Bank have distributed any prospectus or other offering material in connection with the Offering and sale of the Shares.

                  (c) The Bank has been organized and is a validly existing federally chartered commercial bank, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business except those which individually or in the aggregate would not materially adversely affect the financial condition of the Company and the Bank taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business except those which individually or in the aggregate would not materially adversely affect the financial condition of the Company and the Bank taken as a whole; the Bank is in good standing under the rules and regulations of the Office of the Comptroller of the Currency ("OCC") and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, business, operations or income of the Bank or the Company, taken as a whole. The Bank does not own equity securities or any equity interest in any other business enterprise except those which individually or in the aggregate would not materially adversely affect the financial condition of the Company and the Bank taken as a whole. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Bank will continue to be a federally chartered commercial bank, (ii) all of the authorized and outstanding capital stock of the Bank will continue to be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations or income of the Company or the Bank, taken as a whole. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business except where failure to do so would not have a material adverse effect on the business results of operations or general business affairs of the Bank; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation

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         of its business except where failure to do so would not have a material adverse effect on the results of operations or general business affairs of the Bank.

                  (e) The Bank is the Company's only subsidiary and the Bank has no direct or indirect subsidiaries.

                  (f) The Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB-Atlanta"), the Federal Reserve Bank of Richmond and is subject to regulation, supervision and examination by the OCC. As a bank holding company, the Company is subject to examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened, and no approvals by or filings with the FDIC, the OCC or the Federal Reserve, except such as have been obtained, are necessary to consummate the Offering.

                  (g) The Company and the Bank have good and marketable title to all real property and other assets material to the business of the Company and the Bank, taken as a whole, and to those respective properties and assets described in the Registration Statement and Prospectus as owned by each of them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, as were incurred in the ordinary course of business, or are not material to the business of the Company and the Bank taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank, taken as a whole, under which the Company or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

                  (h) The Company and the Bank maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or the Bank against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (i) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Bank have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect; and the Company and the Bank have no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, to the Company's and the Bank's knowledge, there is no claim being made against the Company or the Bank regarding trademark, trade name,

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         patent, copyright, license, trade secret or other infringement which could have a material adverse effect.

                  (j) The Company and the Bank have all such corporate power, authority, authorizations and approvals as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus.

                  (k) All material transactions between the Company and the Bank and the officers, directors and major stockholders of the Company that are required to be disclosed under the Exchange Act and the Rules and Regulations have been accurately disclosed in the Prospectus; and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Prospectus.

                  (l) The Company and the Bank are not in material violation of any directive received from the OCC, the Federal Reserve, the FDIC, or any other governmental agency to make any material change in the method of conducting their businesses so as to comply with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the Federal Reserve and the FDIC or any other agency) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company and the Bank, threatened, to which the Company or the Bank may be a party or of which property owned or leased by the Company or the Bank is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate affect the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Offering and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, business, results of operations or general business affairs of the Company and the Bank taken as a whole, or which would materially affect their properties and assets. Except as disclosed in the Prospectus, neither the Company nor the Bank, nor any of their respective officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or the Bank.

                  (m) The financial statements which are included in the Prospectus present fairly the consolidated financial condition, results of operations, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently

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         applied through the periods involved, present fairly the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank and the Company with the OCC and the Federal Reserve, respectively, except that accounting principles employed in such filings conform to the requirements of such authority and not necessarily to generally accepted accounting principles (there being no other supervisory or regulatory authority with which such filings are required). The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (n) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) the Company and the Bank have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which would result in a material reduction in the future earnings of the Company and the Bank (taken as a whole); (ii) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Bank taken as a whole, or in the earnings, capital or properties of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business; (iii) there has not been any Material Adverse Effect on the aggregate dollar amount of the Company's and the Bank's (taken as a whole) deposits or their consolidated net worth or spread; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder); (v) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Bank are not in default in the payment of principal or interest on any outstanding debt obligations; (vi) there has not been any material increase in the long-term debt of the Company or the Bank or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Company or the Bank nor has the Company or the Bank issued any securities (other than pursuant to the exercise of stock options) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (vii) there have not been any material transactions entered into by the Company or the Bank, except with respect to those transactions entered into in the ordinary course of business; (viii) there has been no material adverse change in the Company's and the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Bank's fidelity bond or any other type of insurance coverage; (ix) the Company and the Bank have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (x) there has been no material legal proceeding or employee grievance initiated against the Bank or the Company; (xi) there has been no material change in management of the Bank or the

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         Company; and (xii) neither the Company nor the Bank has any material contingent liabilities, except as set forth in the Prospectus.

                  (o) As of the date hereof and as of the Closing Date, neither the Company nor the Bank is in violation of its articles of incorporation or bylaws or charter or bylaws, as appropriate, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound which default in any individual case or in the aggregate would not have a material adverse effect on the financial condition, earnings, capital or properties of the Bank and the Company, taken as a whole; the consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and is a valid, legal and binding Agreement of the Company and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by
         (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally chartered commercial banks or bank holding companies, (ii) general equitable principles whether enforceability is considered in a proceeding at law or in equity, (iii) laws relating to the safety and soundness of insured depository institutions, (iv) the enforcement of remedies, including the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (v) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company or the charter and bylaws of the Bank; (ii) conflict with or constitute a breach of, or default under, any contract, lease or other instrument to which the Company or the Bank has a beneficial interest, or violate any applicable law, rule, regulation or order except for such conflict, breach or default which would not have a material adverse effect on the financial condition and results of operations of the Company and the Bank taken as a whole; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company and the Bank taken as a whole; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank.

                  (p) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition or results of operations of the Company and the Bank taken as a whole; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

                  (q) The Company has the authorized and outstanding capital stock as set forth under the heading Capitalization in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (except as may be disclosed in the Prospectus), and conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable. Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2 (other than as otherwise disclosed in the Prospectus); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration calculated as set forth in the Prospectus, will be duly and validly issued, fully paid and non-assessable; no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company and the Bank, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                  (r) No approval, consent of or filing with any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and/or the National Association of Securities Dealers Automated Quotation ("Nasdaq") SmallCap Market.

                  (s) Neither the Company nor the Bank is, or after giving effect to the consummation of the transactions contemplated herein, will be, and neither the Company nor the Bank is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (t) The Company has not taken and will not take, directly or indirectly, any action designed to, or that the Company reasonably believes would cause or result in, stabilization or manipulation of the price of the Shares.

                  (u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.

                  (v) Rowles & Company, LLP, which has expressed its opinions with respect to the financial statements of the Company included in the Prospectus, have informed the Company that they are, with respect to the Company and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable federal rules, regulations and issuances.

                  (w) The Company and the Bank have filed all required federal, state and local income and franchise tax returns; the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                  (x) To the knowledge of the Company and the Bank, neither the Company, the Bank nor employees of the Company or the Bank have made any payment of funds of the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (y) Prior to the Offering, neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements, other liabilities in the ordinary course of business or otherwise as disclosed in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities;
         (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement set forth in Exhibit A; and (iv) engaged any intermediary between Webb and the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

                  (z) The Company and the Bank have not relied upon Webb or its legal counsel for any legal, tax or accounting advice in connection with the Offering.

         Any certificates signed by an officer of the Company or the Bank pursuant to the conditions of this Agreement and delivered to Webb or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Bank to Webb as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES.

         Webb represents and warrants to the Company and the Bank that:

         (a) Webb is a division of Keefe, Bruyette & Woods, Inc. ("KBW"). KBW is a corporation validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is a legal, valid and binding agreement of Webb, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Section 8 hereof may be unenforceable as against public policy.

         (c) Each of Webb and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

         (d) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of KBW or any material agreement, indenture or other instrument to which KBW is a party or by which it or its property is bound.

         (e) No approval of any regulatory or supervisory or other public authority is required in connection with Webb's execution and delivery of this Agreement or the performance of its terms, except as may have been received.

         (f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of Webb, pending or threatened, which might materially adversely affect Webb's performance of this Agreement.

         SECTION 5.1 COVENANTS OF THE COMPANY AND THE BANK. The Company and the Bank hereby jointly and severally covenant with Webb as follows:

                  (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

                  (b) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and will promptly upon receipt of any information concerning the events listed below notify Webb: (i) when the Registration Statement, as amended, has become effective; (ii) any comments from the Commission, the OCC, the Federal Reserve or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iii) of the request by the Commission, the OCC, the Federal Reserve or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (iv) of the issuance by the Commission, the OCC, the Federal Reserve or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under applicable law, or the threat of any such action; (v) the issuance by the Commission, the OCC, the Federal Reserve or any federal or state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vi) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the OCC, the Federal Reserve or any federal or state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

                  (c) The Company and the Bank will deliver to Webb and to its counsel two conformed copies of the Registration Statement, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to Webb as may be required for any NASD filings.

                  (d) The Company and the Bank will furnish to Webb, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Webb may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes Webb to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated in the Offering in connection with the sale of the Shares by Webb.

                  (e) During such period as may be required by applicable law, the Company and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, by applicable state law and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (f) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank or in the opinion of Webb's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will, at their expense, prepare and file with the Commission and furnish to Webb a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to Webb and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Bank each will timely furnish to Webb such information with respect to itself as Webb may from time to time reasonably request.

                  (g) The Company and the Bank will take all necessary actions, in cooperating with Webb, and furnish to whomever Webb may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required to be sold or as Webb and the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

                  (h) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Webb's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

                  (i) The Company has registered its Common Stock under Section 12(g) of the 1934 Act and such registration is effective. The Company shall maintain the effectiveness of such registration for not less than one year.

                  (j) During the period during which the Company's Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

                  (k) During the period of three years from the date hereof, the Company will furnish to Webb: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OCC, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and additional documents and information with respect to the Company or the Bank as Webb may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as Webb may reasonably request.

                  (l) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (m) Other than as permitted by the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

                  (n) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on the Nasdaq Small-Cap Market effective on or prior to the Closing Date.

                  (o) The Company shall not deliver the Shares until the Company has satisfied or caused to be satisfied each condition set forth in
         Section 7 hereof, unless any such condition is waived.

                  (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Webb in order for Webb to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

                  (q) The Company will not revise its plan of distribution as described in the Prospectus without notifying Webb prior thereto.

                  (r) The Company and the Bank shall conduct their businesses in all material respects in compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the OCC, the FDIC and the Federal Reserve.

         SECTION 5.2 COVENANTS OF WEBB. Webb hereby covenants with the Company and the Bank as follows:

                  (a) During the period when the Prospectus is used, Webb will comply, in all material respects and at its own expense, with all requirements imposed upon it, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder and state blue sky laws and regulations applicable to Webb; Webb will distribute the Prospectuses or offering materials in connection with the sales of the Shares only in accordance with the 1933 Act and the rules and regulations promulgated thereunder.

                  (b) Webb shall assist the Bank in maintaining arrangements for the deposit of funds and the making of refunds, as appropriate.

         SECTION 6. PAYMENT OF EXPENSES. Whether or not the Offering is completed or the sale of the Shares by the Company is consummated, the Company agrees to pay or reimburse Webb for: (a) all Commission, "Blue Sky" and NASD filing and registration fees; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Offering, including but not limited to the Company's and the Bank's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and marketing, printing and mailing expenses necessary in connection with the Offering; and (d) all reasonable out-of-pocket expenses incurred by Webb not to exceed $10,000 (exclusive of reasonable legal fees and out-of-pocket expenses in an amount not to exceed $30,000). Such out-of-pocket expenses include, but are not limited to, travel, lodging, meals, legal, communications and postage provided such expenses are at prevailing rates available to the Agent. However, such out-of-pocket expenses do not include expenses incurred with respect to the matters set forth in (a), (b) or (c) above.

         SECTION 7. CONDITIONS TO WEBB'S OBLIGATIONS. Webb's obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived by Webb, to the condition that all representations and warranties of the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

                  (a) At the Closing Date, the Company and the Bank shall have conducted the Offering in accordance with all applicable laws, regulations, decisions and orders.

                  (b) The Registration Statement shall have been declared effective by the Commission as of the date of this Agreement, or with Webb's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to the Company's or the Bank's knowledge, threatened by the Commission, the OCC, the Federal Reserve, the FDIC, or any state authority.

                  (c)      At the Closing Date, Webb shall have received:

                           (1) the favorable opinion, dated as of the Closing
                  Date and addressed to Webb, of Muldoon, Murphy & Faucette, special counsel for the Company and the Bank, substantially in the form set forth in Exhibit C hereto; and

                           (2) The favorable opinion, dated as of the Closing
                  Date, of Silver, Freedman & Taff, LLP Webb's counsel, with respect to such matters as Webb may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (d) At the Closing Date, Webb shall receive a certificate of the Chief Executive Officer and the principal accounting officer of the Company and the Bank, dated as of such

         Closing Date, to the effect that: (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use and at the Closing Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company or the Bank, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company or the Bank, independently, or of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 3 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Offering; (vi) no stop order suspending the effectiveness of the Registration Statement has been issued or, to the best knowledge of the Company or the Bank, threatened by the Commission or any state authority; and (vii) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Bank, threatened by the Commission, the OCC, the Federal Reserve, the Commission, the FDIC, or any state authority.

                  (e) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and the Bank taken as a whole, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company or the Bank shall not have received from the OCC, the Federal Reserve, the Commissioner, or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Bank taken as a whole; (iv) the Company and the Bank shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company and the Bank taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as Webb shall have reasonably requested and as agreed to by the Company and the Bank.

                  (f) Concurrently with the execution of this Agreement, Webb shall receive a letter from Rowles & Company, LLP dated as of the date of the Prospectus and addressed to Webb: (i) confirming that Rowles & Company, LLP is a firm of independent public accounts within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the Commission and stating in effect that in its opinion the consolidated financial statements of the Company as of December 31, 1996 and 1995 and for the years then ended, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Commission and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors and stockholders of the Company and consultations with officers of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commission and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or
         (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any material increase in borrowings, other than normal deposit fluctuations, by the Company; or (C) there was any decrease in the consolidated stockholders' equity of the Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus; and
         (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Webb may reasonably request; and they have reported on the results of such comparisons.

                  (g) At the Closing Date, Webb shall receive a letter dated the Closing Date, addressed to Webb, confirming the statements made by Rowles & Company, LLP in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (h) The Company and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

                  (i) At or prior to the Closing Date, Webb shall receive: (i) a certificate from the Federal Reserve evidencing the good standing of the Company as a bank holding company; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate of good standing from the OCC evidencing the existence of the Bank; (iv) certificates of good standing from the State of Maryland evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vi) a certificate of the FHLB-Atlanta evidencing the Bank's membership thereof; (vii) such other certificates and documents reasonably requested by Webb or its counsel.

                  (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Small-Cap Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or a general moratorium on the withdrawal of deposits from commercial banks, declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in Webb's reasonable judgement, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         SECTION 8.  INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company hereby agrees to (i) to indemnify and hold harmless the Agent, each of its directors, officers, other employees and agents and any person who controls the Agent within the meaning of
         Section 15 or Section 20(a) of the 1934 Act (the Agent and each person being indemnified hereinafter called an "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which an Indemnified Party may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise; (ii) to reimburse promptly such Indemnified Party for reasonable legal or other expenses incurred by such

         Indemnified Party in connection with investigating any claims or preparing for or defending any actions, commenced or threatened, whether or not resulting in any liability; and (iii) to reimburse promptly such Indemnified Party for any amount paid in settlement of any claim or action, commenced or threatened, if such settlement is effected with the written consent of the Company; insofar as such losses, claims, damages, liabilities, expenses, actions or settlements, referred to above, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus or any amendment or supplement thereto, or in any application filed under any Blue Sky Law, or in any other document executed by the Company in connection with or in contemplation of the transactions contemplated by this Agreement, or in the information furnished or otherwise made available to the Agent by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any theory of liability resulting from any action or omission to act by the Company, its officers, directors, employees or agents, which is related to the Offering. The Company shall be responsible for the losses, damages or expenses arising from or in connection with oral misstatements made by the Company which are not based upon information provided by the Agent in writing or based upon information contained in the Registration Statement, the Prospectus, any Blue Sky Application or other information distributed in connection with the Offering. The Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for use therein. It is hereby acknowledged that the Agent has furnished to the Company the information contained in the Prospectus under the caption "The Offering--Selling Arrangements." The Company will not, however, be responsible for claims, liabilities, losses, damages or expenses to the extent they result primarily from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence. In the event that the Holding company advances any amounts alleged to be due under this Section 8(a) to the Indemnified Party and it is determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification hereunder, then the Indemnified Party shall repay, without interest, any amounts so advanced to the Company. The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may have under other agreements, under common law or otherwise. The obligation of indemnity provided for hereunder is effective immediately in respect of all events prior to or after the date hereof and shall survive any expiration, termination or other cessation of this Agreement.

                  (b) The Agent agrees (i) to indemnify and hold harmless the Company, each of its respective directors and officers and each person who controls the Company within the meaning of the 1933 Act (the Company and each person being indemnified hereinafter called an "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which an Indemnified Party may become subject, under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise; (ii) to reimburse promptly such Indemnified Party for reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating any claims or preparing for or defending any actions, commenced or threatened, whether or not resulting in any liability; and
         (iii) to reimburse promptly such Indemnified Party for any amount paid in settlement of any claims or actions, commenced or threatened, if such settlement is effected with the written consent of the Agent; insofar as such losses, claims, damages, liabilities, expenses, actions or settlements referred to above arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in each case in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. It is hereby acknowledged that the Agent has furnished to the Holding Company the information contained in the Prospectus under the caption "The Offering-Selling Arrangements." The Agent will not, however, be responsible for claims, liabilities, losses, damages or expenses to the extent they result primarily from actions taken or omitted to be taken by the Company in bad faith or from the Company's negligence. In the event that the Agent advances any amounts alleged to be due under this Section 8(b) to an Indemnified Party and it is determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification hereunder, then the Indemnified Party shall repay, without interest, any amounts so advanced to the Agent. The indemnification obligations of the Agent as provided above are in addition to any liabilities the Agent may have under other agreements, under common law or otherwise. The obligation of indemnity provided for hereunder is effective immediately in respect of all events prior to or after the date hereof and shall survive any expiration, termination or other cessation of this Agreement.

                  (c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. In no case shall an indemnifying party be liable under this Agreement with respect to any loss, claim, damage, liability, expense, action or settlement unless the indemnifying party shall have been notified in writing by the Indemnified Party seeking indemnification, of the assertion or filing of the claim or action giving rise to such loss, claim, damage, liability, expense, action or settlement promptly after such Indemnified Party shall have been advised of, or otherwise shall have received information as to, the assertion or filing of such claim or action. In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other Indemnifying Parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded, based upon advice of its counsel, that there may be legal defenses available to it or he and/or any other Indemnified Party which are different from or additional to those available to the indemnifying party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate int he defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the indemnifying party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with defense thereof unless:

                           (i) the Indemnified Party shall have employed such
                  counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel);

                           (ii) the indemnifying party shall not have employed
                  counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice or commencement of the action; or

                           (ii) the indemnifying party has authorized the
                  employment of counsel at the expense of the indemnifying party.

                  (d) If the Indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities:

                           (i) in such proportion as is appropriate to reflect
                  the relative benefits received by the Holding Company, taken as a whole, and the Agent from the offering of the Common Stock; or

                           (ii) if the allocation provided by clause (i) above
                  is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Holding Company, taken as a whole, and the Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company and the Agent shall be deemed to be in such proportion so that the Agent is responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the per share fee to be paid to the Agent in connection with the solicitation of subscriptions described in Section 2 hereof bears to the actual Purchase Price per share of the Common Stock, and the Company and its respective officers and directors and controlling persons, in the aggregate, jointly and severally are responsible for the remaining portion, provided however, that the Agent shall not be liable for any amount in excess of the fees paid to the Agent under this Agreement. The relative fault of the Company, and the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 9. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities and agreements of the Company and Webb and the representations and warranties and other statements of the Company and Webb set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Webb, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of Webb, the Company and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         SECTION 10. TERMINATION. This Agreement may be terminated by any party hereto by giving the notice indicated in this Section 10, in the event the Company fails to sell the required minimum number of the Shares by ________ __, 1997, and in accordance with the provisions of applicable law, this Agreement shall terminate upon refund by the Escrow Agent to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6 and 8 hereof.

         Webb may terminate this Agreement by giving the notice indicated below in this Section 10 at any time after this Agreement becomes effective as follows:

                  (a) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of Webb's obligations hereunder may be cancelled by Webb by notifying the Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6 and 8 hereof.

                  (b) If Webb elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Webb by telephone or telegram, confirmed by letter.

         The Company and the Bank may terminate this Agreement in the event Webb is in material breach of the representations and warranties or covenants contained herein and such breach has not been cured after the Company and the Bank have provided Webb with notice of such breach.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         SECTION 11. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Webb shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention: John Bruno (with a copy to Silver, Freedman & Taff, Attention: Dave M. Muchnikoff, P.C.) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 180 Admiral Cochrane Drive, Suite 300, Annapolis, Maryland 21401, Attention: John W. Marhefka, Jr., President (with a copy to Muldoon, Murphy & Faucette, A Professional Corporation, Attention: Mary Sjoquist, Esq.).

         SECTION 12. PARTIES. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Webb when the same shall have been given by the undersigned. Webb shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         SECTION 13. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at the offices of Muldoon, Murphy & Faucette in the District of Columbia. At the closing, the Company and the Bank shall deliver to Webb in same day funds the commissions, fees and expenses due and owing to Webb as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Webb shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. Similarly, Webb shall execute and deliver to the Bank and the Company such certificates, consents and documents deemed reasonably necessary by the Bank or the Company to effect the sale of the shares and the closing hereunder.

         SECTION 14. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         SECTION 15. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and Webb, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's acceptance shall constitute a binding agreement.

                                       Very truly yours,

ANNAPOLIS NATIONAL BANCORP, INC.       ANNAPOLIS NATIONAL BANK

By:                                    By:
    ----------------------------           ------------------------------
    Albert Phillips                        John W. Marhefka, Jr.
    President                              President



Accepted as of the date first above written

CHARLES WEBB & COMPANY

By:
    -----------------------------
    John Bruno
    Senior Vice President

                                                                       EXHIBIT A


[KBW LOGO]                  Charles Webb & Company                        [LOGO]
                                 A Division of
                         KEEFE, BRUYETTE & WOODS, INC.



May 2, 1997

Mr. John W. Marhefka, Jr.
President and Chief Executive Officer
Annapolis National Bank
180 Admiral Cochrane Drive
Suite 300
Annapolis, Maryland 21401

Dear Mr. Marhefka:

This is in connection with the your proposal to recapitalize Annapolis National Bank, (the "Bank") through a public offering of stock (the "Offering") of the Bank's holding company, Maryland Publick Banks (the "Company"). Charles Webb & Company, a Division of Keefe Bruyette & Woods, Inc. ("Webb" and "KBW") will act as the Bank's and the Company's exclusive financial advisor and marketing agent/managing dealer in connection with the Offering. This letter sets forth selected terms and conditions of our engagement.

1. Advisory/Offering Services. As the Bank's and Company's financial advisor and marketing agent, Webb will provide the Bank and the Company with a comprehensive program of services designed to promote an orderly, efficient, cost-effective and long-term stock distribution. Webb will provide financial and logistical advice to the Bank and the Company concerning the offering and related issues, including methods to best accomplish the goal of a broad local distribution of the stock. Webb will provide services intended to maximize stock sales to residents of the Bank's market area. This will be accomplished through direct solicitation of orders by Webb and through selected local brokers. If necessary, Webb will assist in placing any remaining shares through a syndicate to be managed by Webb. KBW may participate in such syndicated offering.

Webb shall provide financial advisory services to the Bank which are typical in connection with an equity offering and include, but are not limited to, overall financial analysis of the client with a focus on identifying factors which impact the valuation of an equity security and provide the appropriate recommendations for the betterment of the equity valuation. Webb will use its best efforts to price the sale of the stock in the offering at a price of $5.50 to $6.00 per share. The final price will depend upon, among other things, the financial condition, operations and

------------------Investment Bankers and Financial Advisors---------------------
   211 Bradenton o Dublin, Ohio 43017-3541 o 614-766-8400 o Fax: 614-766-8406

Mr. John W. Marhefka, Jr.
May 2, 1997
Page 2 of 6

prospects of the Company as well as economic, financial and market conditions affecting the market for financial institutions' stock and the economy in general.

Additionally, post Offering financial advisory services will include advice on shareholder relations, NASDAQ listing, dividend policy, capital management strategy and communication with market makers. Prior to the closing of the offering, Webb shall furnish to client a Post-Offering reference manual which will include specifics relative to these items.

2. Preparation of Offering Documents. The Bank, the Company and their counsel will draft the Registration Statement, Prospectus and other documents to be used in connection with the offering. Webb will attend meetings to review these documents and advise you on their form and content. Webb and their counsel will draft appropriate agency agreement and related documents as well as marketing materials other than the Prospectus.

3. Due Diligence Review. Prior to filing the Registration Statement or any offering or other documents naming Webb as the Bank's and the Company's financial advisor and marketing agent, Webb and their representatives will undertake necessary investigations to learn about the Bank's proposed business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the Bank's and/or the Company's offering documents. The Bank agrees that it will make available to Webb all relevant information, whether or not publicly available, which Webb shall reasonably request, and will permit Webb to discuss personnel and the operations and prospects of the Bank with management. Webb will treat all material non-public information as confidential. The Bank acknowledges that Webb will rely upon the accuracy and completeness of all information received from the Bank, its officers, directors, employees, agents and representatives, accountants and counsel including this letter of intent to serve as the Bank's and the Company's financial advisor and marketing agent.

4. Regulatory Filings. The Bank and/or the Company will cause appropriate offering documents to be filed with all regulatory agencies including, the
Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and such state securities commissioners as may be determined by the Bank.

5. Agency Agreement. The specific terms of Webb's services, including offering enhancement and syndicated offering services contemplated in this letter, shall be set forth in an Agency Agreement between Webb and the Bank and the Company to be executed prior to commencement of the offering, and dated the date that the Company's Prospectus is declared effective and/or authorized to be disseminated by the appropriate regulatory agencies, the SEC, the NASD and such state securities commissioners and other regulatory agencies as required by applicable law.

Mr. John W. Marhefka, Jr.
May 2, 1997
Page 3 of 6

6. Representations, Warranties and Covenants. The Agency Agreement will provide for customary representations, warranties and covenants by the Bank and Webb, and for the Company to indemnify Webb and their controlling persons (and, if applicable, the members of the selling group and their controlling persons), and for Webb to indemnify the Bank and the Company against certain liabilities, including, without limitation, liabilities under the Securities Act of 1933.

7. Fees. For the services hereunder, the Bank and/or Company shall pay the following fees to Webb at closing unless stated otherwise:

    (a) A Management Fee of $25,000 payable in four consecutive monthly installments of $6,250 commencing with the signing of this letter. Such fees shall be deemed to have been earned when due. Should the Offering be terminated for any reason not attributable to the action or inaction of Webb, Webb shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

    (b) A Success Fee of 5.0% of the aggregate Purchase Price of Common Stock sold in the Offering excluding shares purchased by the Bank's officers, directors, or employees (or members of their immediate families).

    (c) During the initial offering period, stock may be offered through local brokers/dealers selected and agreed upon by the Bank and Webb. The Bank, in consultation with Webb, shall determine the number of shares which any such broker/dealer shall be allotted. Webb will be paid a fee not to exceed 5.0% of the aggregate Purchase Price of the shares of common stock sold by local broker/dealers. Webb will pass onto such selected local broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a selected local broker/dealers other than Webb shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 7(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 7(b).

    (d) If any shares of the Company's stock remain available, Webb, at the request of the Bank, will seek to form a syndicate of registered broker-dealers to assist in the sale of such common stock on a best efforts basis, subject to the terms and

Mr. John W. Marhefka, Jr.
May 2, 1997
Page 4 of 6

        conditions set forth in the selected dealers agreement. Webb will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of the Bank. Webb will be paid a fee not to exceed 5.0% of the aggregate Purchase Price of the shares of common stock sold by them. Webb will pass onto selected broker-dealers, who assist in the syndicated community, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than Webb shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 7(d), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 7(b).

8. Expenses. The Bank will bear those expenses of the proposed offering customarily borne by issuers, including, without limitation, regulatory filing fees, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offering; the fees set forth in Section 7; and fees for "Blue Sky" legal work.

The Bank shall reimburse Webb for its reasonable out-of-pocket expenses, including meals, travel, lodging, and communication, in an amount not to exceed $10,000. In addition, the Bank shall reimburse Webb for the fees and expenses of its counsel in an amount to be agreed upon by Webb and the Bank.

9. Conditions. Webb's willingness and obligation to proceed hereunder shall be subject to, among other things, satisfaction of the following conditions in Webb's opinion, which opinion shall have been formed in good faith by Webb after reasonable determination and consideration of all relevant factors: (a) full and satisfactory disclosure of all relevant material, financial and other information in the disclosure documents and a determination by Webb, in its sole discretion, that the sale of stock on the terms proposed is reasonable given such disclosures; (b) no material adverse change in the proposed condition or operations of the Bank subsequent to the execution of the agreement; and (c) no market conditions at the time of offering which in Webb's opinion make the sale of the shares by the Company inadvisable.

10. Benefit. This Agreement shall inure to the benefit of the parties hereto and their respective successors and to the parties indemnified hereunder and their successors, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors provided, however, that this Agreement shall not be assignable by Webb.

Mr. John W. Marhefka, Jr.
May 2, 1997
Page 5 of 6

11. Definitive Agreement. This letter reflects Webb's present intention of proceeding to work with the Company on its proposed Offering. It does not create a binding obligation on the part of the Bank, the Company or Webb except as set forth below and except as to the agreement to maintain the confidentiality of non-public information set forth in Section 3, the payment of certain fees as set forth in Section 7(a) and 7(b) and the assumption of expenses as set forth in Section 8, all of which shall constitute the binding obligations of the parties hereto and which shall survive the termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect. You acknowledge that any report or analysis rendered by Webb pursuant to this engagement is rendered for use solely by the management of the Bank and its agents in connection with the Offering. Accordingly, you agree that you will not provide any such information to any other person without our prior written consent.

Webb acknowledges that in offering the Company's stock no person will be authorized to give any information or to make any representation not contained in the offering prospectus and related offering materials filed as part of a registration statement to be declared effective in connection with the offering. Accordingly, Webb agrees that in connection with the offering it will not give any unauthorized information or make any unauthorized representation. We will be pleased to elaborate on any of the matters discussed in this letter at your convenience.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned.

Very truly yours,

CHARLES WEBB & COMPANY,
A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.

By: /s/ John Bruno
    --------------------------------
    John Bruno
    Senior Vice President

Agreed to: MARYLAND PUBLICK BANKS

By: /s/ John W. Marhefka, Jr.                     5/8/97
    --------------------------------          ---------------
    John W. Marhefka, Jr.                     Date
    Vice President & Chief Executive Officer

                                                                       EXHIBIT B



                        ANNAPOLIS NATIONAL BANCORP, INC.

                   Up to 833,334 Shares (Anticipated Maximum)

                           (Par Value $.01 Per Share)

                           Selected Dealers' Agreement
                           ---------------------------

                               ____________, 1997

Gentlemen:

     We have agreed to assist Annapolis National Bancorp, Inc. (the "Company") and Annapolis National Bank (the "Bank"), a federally chartered commercial bank, in connection with the offer and sale of up to 833,334 shares of the common stock, par value $.01 per share (the "Common Stock") of the Company, a Maryland corporation, to be issued in connection with an offering (the "Offering") to the general public. The total number of shares of Common Stock to be offered may be decreased to a minimum of 333,334 shares. Prior to the Offering, there are 1,478,972 shares of Common Stock outstanding and there is no active public market in the Common Stock. The shares of Common Stock are to be offered at the price per share (the "Purchase Price") set forth on the cover page of the Prospectus (as hereinafter defined). Such Prospectus contains information with respect to, among other things, the Company, the Bank, the Offering and the Common Stock. All purchases in the Offering are subject to certain minimum and maximum purchase limitations and other terms and conditions, including the right of the Company, in its sole discretion, to reject orders in whole or in part.

     The Common Stock is also being sold by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Company and the Bank ("Approved Brokers").

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee in the amount of ____ percent (__%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Bank for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the Offering, we will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered.

Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "First National Bank of Maryland as Escrow Agent for Annapolis National Bancorp, Inc."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

     Orders for Common Stock will be subject to confirmation and we, acting on behalf of the Company and the Bank, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company and the Bank, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule l0b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the Offering.

     We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. [EACH SELECTED DEALER THAT IS NOT A $25,000 NET CAPITAL REPORTING BROKER/DEALER AGREES THAT IT WILL NOT USE A SWEEP ARRANGEMENT AND THAT IT WILL TRANSMIT ALL CUSTOMER CHECKS BY NOON OF THE NEXT BUSINESS DAY AFTER RECEIPT THEREOF.] In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale at least 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the Offering price of the Common Stock ordered on or before ________ Annapolis, Maryland time of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "Debit Date") following receipt of the confirmation referred to in (i) and (iv), we will forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Offering. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the Offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of Maryland.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Charles Webb & Company, 211 Bradenton Drive, Dublin, Ohio 43017. The enclosed duplicate copy will evidence the agreement between us.

                                       CHARLES WEBB & COMPANY


                                       By: ______________________________
                                           John Bruno
                                           Senior Vice President

CONFIRMED AS OF:

____________, 1997

___________________________
     (Name of Dealer)

By:________________________

Its:_______________________

                                                                       EXHIBIT C


                               ____________, 1997





Charles Webb & Company
211 Bradenton
Dublin, Ohio 43017-3541

                  Re:  Annapolis National Bancorp, Inc.
                       Offering of up to 833,334 shares of Common Stock

Dear Sirs and Mesdames:

         We have acted as counsel for Annapolis National Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form SB-2 (No. 333-29841), as amended, relating to the offering of up to 833,334 shares of its common stock (the "Common Stock"). Such registration statement, as amended when it became effective, is herein referred to as the "Registration Statement," and the related prospectus, dated _______, 1997, as filed with the SEC on _______, 1997, pursuant to Rule 424(b) is herein referred to as the "Prospectus." This letter is furnished pursuant to Section 7(c)(1) of the Agency Agreement, dated _______, 1997 (the "Agency Agreement"), between the Company, Annapolis National Bank (the "Bank") and Charles Webb and Company, a Division of Keefe, Bruyette & Woods, Inc. (the "Agent"). Capitalized terms have the meanings given them in the Underwriting Agreement unless defined herein.

         We have examined originals, or copies, of such corporate records of the Company and the subsidiary of the Bank, and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company and (v) that the Agency Agreement has been duly and validly executed and delivered by, and constitutes the legal, valid, binding and enforceable agreement of the Agent. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have

Charles Webb & Co.
____________, 1997
Page 2

assumed the accuracy and authenticity of such certificates and documents. We note that, although certain portions of the Registration Statement (including the financial statements) have been included therein on the authority of "experts" within the meaning of the Securities Act, we are not such experts with respect to any portion of the Registration Statements, including without limitation, such financial statements or the other financial information or statistical data included therein.

         On the basis of the foregoing and having a regard for such legal considerations as we deem relevant, we hereby are of the opinion that:

         (i) The Company is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Bank is validly existing as a federally-chartered bank with a charter in full force and effect and in possession of full corporate power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus. To our knowledge, the Company is duly qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, business or results of operation of the Company and the Bank on a consolidated basis.

         (ii) The Bank is a member of the FHLB-Atlanta and the Federal Reserve Bank of Richmond; the Bank is an insured bank under the provisions of the Federal Deposit Insurance Act; the deposits of the Bank are insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation as provided by applicable law, and to our knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened.

         (iii) The stock of the Bank has been duly and validly issued and is fully paid and nonassessable and is owned by the Company free and clear of any material lien, charge, claim or encumbrance. Upon consummation of the Offering, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization"; the Shares of the Company subscribed for pursuant to the Offering have been duly and validly authorized for issuance, and, when issued and delivered by the Company pursuant to the Prospectus against payment of the consideration therefor as described in such Prospectus, will be duly and validly issued and fully paid and nonassessable; upon payment for, and delivery of, the Shares in accordance with the terms of the Prospectus, and assuming the subscriber is acquiring the Shares in good faith without notice of any adverse Claim, the holders of the Shares will be the owners of the Shares, free and clear of any material lien, claim, security interest or other encumbrance or other defect in title (other than restrictions on transfer under applicable law and subject to such claims as may be asserted against the purchasers thereof by third party claimants);

Charles Webb & Co.
____________, 1997
Page 3

and there are no preemptive or other rights to subscribe for or to purchase, or, except as otherwise set forth in Maryland or Federal law, as applicable, any restriction upon voting of any shares of the Common Stock or the common stock of the Bank.

         (iv) the Bank is the Company's only subsidiary, and the Bank has no subsidiaries.

         (v) The Agreement and the performance by the Bank and the Company of their respective obligations thereunder have been duly and validly authorized by all necessary corporate action, and the Agreement has been duly executed and delivered by the Bank and the Company and is the legal, valid and binding obligation of each, enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, or the rights of creditors of federally-chartered banks or bank holding companies and subject, as to the enforcement of remedies, including the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, to general principles of equity regardless of whether the enforceability is considered in a proceeding at law or in equity, and except as the obligations of the Company under the indemnification and contribution provisions of the Agreement may be limited by federal or state securities laws or unenforceable as against public policy, as to which no opinion is expressed. The Bank and the Company have full corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

         (vi) The transactions contemplated by the Agreement have been duly approved and authorized by all requisite corporate action; the Shares have been registered under the Securities Act pursuant to the appropriate SEC form, the Registration Statement has been declared effective by the SEC and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement, the approval of the Prospectus, or the offer or sale of the Shares has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

         (vii) No further approval, authorization, consent or other order of any court, governmental or public board, body or agency is required in connection with the execution and delivery of the Agreement, the issuance of the Shares and consummation of the Offering, except as may be required under the securities or Blue Sky laws of various jurisdictions (as to which no opinion is rendered) and as may be required under the regulations of the National Association of Securities Dealers, Inc. and the National Association of Securities Dealers Automated Quotation System (as to which no opinion is rendered).

         (viii) At the time the Registration Statement was declared effective by the SEC, the Registration Statement and the Prospectus (other than the financial statements, notes to financial statements, tables, schedules or other financial and statistical information included therein, as to

Charles Webb & Co.
____________, 1997
Page 4

which no opinion is rendered) complied as to form in all material respects with the applicable requirements of the rules and regulations of the SEC under the Act.

         (ix) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and the form of certificate used to evidence the Shares conforms in all material respects to all applicable laws and regulations of the State of Maryland.

         (x) To the best of our knowledge, there are no material contracts, agreements or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, respectively; to the best of our knowledge, the existing contracts and agreements described or referred to therein or filed as exhibits have been duly authorized by the Company or the Bank, as appropriate, and are valid and enforceable contracts and agreements of the Company or the Bank except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, or the rights of creditors of federally-chartered banks or bank holding companies and subject, as to the enforcement of remedies, including the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, to general principles of equity regardless of whether the enforceability is considered in a proceeding at law or in equity; to the best of our knowledge no material default by the Company or the Bank, as appropriate, or any other party exists in the due performance or observance of any of its material obligations, agreements, covenants or conditions contained in any such contract, agreement or other document; and the description in the Prospectus of all contracts, agreements and other documents therein described fairly present in all material respects the information required to be shown.

         (xi) To the best of our knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus which are not described therein. To the best of our knowledge, no person has filed or threatened to file suit or any other action to prevent the Offering.

         (xii) The information in the Prospectus under the captions "Regulation," "The Offering," "Restrictions on Acquisition of the Company" and "Description of Capital Stock of the Company" to the extent that it constitutes statements pertaining to matters of law or legal conclusions, has been reviewed by us and fairly describes such matters of law or legal conclusions in all material respects (except as to the financial statements and other financial and statistical data included therein as to which we express no opinion).

         (xiii) To the best of our knowledge, the Bank and the Company have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses unless the failure to obtain the same would not have a material adverse effect

Charles Webb & Co.
____________, 1997
Page 5

on the financial condition of the Bank and the Company taken as a whole; and to the best of our knowledge, all material licenses, permits and other governmental authorizations, leases and subleases are in full force and effect and the Bank and the Company are in all material respects complying therewith.

         (xiv) The execution and delivery of the Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the Articles of Incorporation or Bylaws of the Company or the Bank, or to the best of our knowledge, will not materially conflict with or constitute a material breach of, default under or result in the creation of or imposition of any material lien, charge or encumbrance pursuant to any material contract, lease, loan agreement, mortgage, note, indenture or other instrument to which the Bank or the Company is a party or by which either of them may be bound, or any law, regulation or administrative or court decree or violate any statute, rule, order or regulation of any regulatory or governmental body having jurisdiction over the Company or the Bank.

         (xv) To the best of our knowledge, neither the Company nor the Bank is in violation of its Articles of Incorporation and Bylaws or its Articles of Association and Bylaws, respectively.

         (xvi) To the best of our knowledge, no order has been issued by the SEC or any state securities commission to suspend the Offering or the use of the Prospectus; no action for such purposes has been instituted or threatened by the SEC or any state securities commission; and no person has sought to obtain regulatory or judicial review of the final action of the SEC or any state securities commission approving the Prospectus. To the best of our knowledge, neither the Company nor the Bank is in violation of any directive from the OCC, the Federal Reserve, or the FDIC to make any material change in the method of conducting their respective businesses.

Charles Webb & Co.
____________, 1997
Page 6

         We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you and your counsel solely for your and its benefit and may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm.

                                       Very truly yours,

                                       MULDOON, MURPHY & FAUCETTE